Exhibit e

COMMITMENT TO VOTE CAPITAL STOCK

TO:	BOARD OF DIRECTORS
AMERICA CALIFORNIA BANK
SAN FRANCISCO, CALIFORNIA U.S.A.

The undersigned is currently the beneficial owner (or holder of record) of shares of common and/or preferred stock of AMERICA CALIFORNIA BANK (“ACB”), a California banking corporation located at 417 Montgomery Street, San Francisco, CA 94104 U.S.A. (“ACB”), in the amount indicated on the signature page below (the “Shares”);

ACB proposes to sign an Agreement and Plan of Reorganization and Merger with FNB Bancorp and its wholly-owned subsidiary, First National Bank of Northern California (together, “FNB”), pursuant to which ACB would become a wholly-owned subsidiary of FNB and all outstanding shares of ACB common stock and preferred stock would be converted into the right to receive the cash consideration described in the proposed Agreement equal to $10.60 per share, for a total of approximately $21,510,000; and

The Board of Directors has determined that the proposed Agreement would be in the best interests of the shareholders and all of the Directors intend to vote in favor of the Agreement and to recommend a vote in favor of the Agreement by all other shareholders at a special meeting of shareholders to be held in San Francisco to consider the matter;

NOW, THEREFORE, I confirm as follows:

1.          Upon my receipt of the special meeting materials to be prepared by the Board of Directors for distribution to all ACB shareholders, my intention is to vote all of my Shares (or to use all reasonable efforts to cause my Shares to be voted) in favor of the proposed Agreement with FNB, and in favor of the mergers and other transactions contemplated by the proposed Agreement with FNB, as will be recommended by the Board of Directors.

2.          Without first giving written notice to the Board of Directors, my intention is to not, directly or indirectly sell, transfer, assign or otherwise dispose of any of my Shares prior to the conclusion of the special meeting of ACB shareholders.

3.          Unless recommended by the Board of Directors and advised to me in writing, I will not directly or indirectly solicit any proposals from any person relating to the disposition of the business or assets of ACB, the acquisition of ACB common or preferred stock or any business combination between ACB and any person, group or entity, except for FNB.

4.          I understand that my commitments above will terminate upon the consummation of the proposed Agreement with FNB, or upon termination of the proposed Agreement with FNB, whichever first occurs.

5.          I have consulted with such legal, financial, tax or other experts as I regard necessary or desirable before signing these commitments.

6.          You are authorized to provide a copy of these commitments to FNB.

7.          I understand that all discussions between ACB and FNB regarding the proposed Agreement and all information provided to me by ACB in connection with my commitments are strictly confidential and I will not disclose such information or the existence of my commitments to any third party without the prior approval of the ACB Board of Directors (except that my commitments may be discussed with my legal, financial, tax or other advisers who need to know and agree to such confidentiality). I will protect the confidentiality of, and take all necessary steps to prevent disclosure of, this confidential information in order to prevent it from falling into the public domain or the possession of unauthorized persons and I will advise the Board of Directors in writing of any misappropriation or misuse by any person of the confidential information of which I may become aware.

Sincerely,

(Shareholder’s signature)

Print Name: _________________________________________________________

Type and Number of Shares: ____________________________________________

Address: ___________________________________________________________

Preferred telephone no.: ___________________________

Preferred email address: ___________________________

Please return to:

Mail or courier: America California Bank 417 Montgomery Street San Francisco, CA 94104 USA Attn : Angela Chang Tel: (415) 986-5678	By pdf/email to: Angela Chang at: AChang@ACBank.com

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